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                                                                   EXHIBIT 15(b)

                 VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

                        SHAREHOLDER ASSISTANCE AGREEMENT



          This Agreement is entered into as of the 7th day of April, 1995, by and between Van Kampen American Capital Distributors, Inc. (formerly Van
Kampen Merritt, Inc.) (the "Company") and the undersigned (the "Broker-Dealer").

          WHEREAS, the Company is the principal underwriter of the open-end investment companies listed on Schedule 1 to this Agreement (hereinafter individually the "Fund" or collectively the "Funds"); and

          WHEREAS, the Broker-Dealer is registered as a broker-dealer with the National Association of Securities Dealers, Inc.; and

          WHEREAS, each respective Fund has adopted a Distribution Plan (the "Distribution Plan") and a service plan (the "Service Plan") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to such Fund, the Distribution Plans being described in the Fund's Prospectus and Statement of Additional Information; and

          WHEREAS, each respective Fund's Distribution Plans authorize the Company to enter into distribution assistance agreements such as this Agreement with broker-dealers selected by the Company, and the Broker-Dealer has been so selected; and

          WHEREAS, each respective Fund's Distribution Plans authorize the Company to make payments at a rate specified in an agreement such as this Agreement varying directly with the aggregate average daily net asset value of shares of each respective Fund sold by such broker-dealer on or after the effective date of this Agreement, as determined pursuant to Section 4 hereof, and held at the close of each day in accounts of clients or customers of a particular broker-dealer, such amount being referred to herein as the "Holding Level"; for purposes of calculating the Holding Level, shares of such Fund which are redeemed or otherwise disposed of from any account existing prior to such effective date shall be deemed to have been shares sold prior to such effective date to the extent of the number of shares held in such account immediately after the close of business on the day prior to such effective date; and

          WHEREAS, this Agreement is a "related agreement" to the Distribution Plan as that term is used in the Rule and is subject to all of the provisions of the Rule as to such agreements;

          NOW, THEREFORE, the Company and the Broker-Dealer agree as follows:

          1. Subject to continuing compliance with its obligations pursuant to Section 2 hereof, the Broker-Dealer shall be entitled distribution fee and service fee to payments, if any, to be paid by the Company at the annual percentage rate of the Holding Level set forth from time to time in the then current Prospectus of the Fund on a quarterly basis (prorated for any portion of such period during which this Agreement is in effect for less than the full amount of such period); it is understood and agreed that the Company may make final and binding determinations as to whether such continuing compliance and as to whether or not any Fund shares are to be considered in determining the Holding Level of any particular broker-dealer and what Fund shares, if any, are to be attributed to such purpose to a particular broker-dealer, to a different broker-dealer or to no broker-dealer. Payments shall be made to the Broker-Dealer named above and portions of the payments may be, in the discretion of the Broker-Dealer, paid over to individual registered representatives of said Broker-Dealer to whom there have been





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assigned accounts of clients or customers of the Broker-Dealer with respect to which the respective Holding Level was determined.

          2. The distribution fee payments with respect to a class of the Fund's shares to be made in accordance with Section 1 hereof, if any, shall be paid to the Broker-Dealer as compensation for selling shares of the respective class.

          3. In consideration for the service fee payments to be made in accordance with Section 1 hereof, the Broker-Dealer shall provide to its clients or customers who hold shares of each respective Fund with respect to which payments to the Broker-dealer may be made under such Fund's Distribution Plan such services and other assistance as may from time to time be reasonably requested by the Company, including but not limited to answering inquiries regarding the Fund, providing information programs regarding the fund, assisting in selected dividend payment options, account designations and addresses and maintaining the investment of such customer or client in the Fund.

          4. The Company shall have the right at any time and from time to time without notice to the Broker-Dealer to amend its Prospectus with respect to the amount of the service free and the amount of the distribution fee to be paid pursuant hereto. Such amendments shall be effective as of the date of the amended Prospectus.

          5. This Agreement shall go into effect on the later of the date set forth above or the date on which it is approved by a vote of each Fund's Board of Directors (or Trustees, as the case may be), and of those Directors/Trustees (the "Qualified Directors/Trustees") who are not interested persons (as defined in the 1940 Act), of the Fund and have no direct or indirect financial interest in the operations of the Distribution Plan or any agreement related to the Distribution Plan cast in person at a meeting called for the purpose of voting on this Agreement and shall continue in effect (unless terminated) until the June 30th next succeeding such effective date and will continue thereafter only if such continuance is specifically approved at least annually in the manner heretofore specified for initial approval. This agreement will terminate automatically in the event of its assignment (as that term is used in the Rule) or if the Distribution Plan is terminated. This Agreement may also be terminated at any time, without the payment of any penalty, on sixty (60) days written notice to the Broker-dealer, by vote of a majority of the Qualified Directors/Trustees or by vote of a majority (as that term is used in the Rule) of the outstanding voting securities of the Fund.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                            VAN KAMPEN AMERICAN CAPITAL
                                            DISTRIBUTORS, INC.



                                            ---------------------------------
                                            Broker-dealer Firm Name


                                            By:
---------------------------                    ------------------------------
Firm Address                                       Senior Vice President



By:
   ------------------------

Title:
      ---------------------




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                                   SCHEDULE 1


1.   For Class A Shares, Class B Shares and Class C Shares:

     Van Kampen American Capital U.S. Government Fund

     Van Kampen American Capital Insured Tax Free Income Fund

     Van Kampen American Capital Tax Free High Income Fund

     Van Kampen American Capital California Insured Tax Free Fund

     Van Kampen American Capital Municipal Income Fund

     Van Kampen American Capital Intermediate Term Municipal Income Fund

     Van Kampen American Capital Florida Insured Tax Free Income Fund

     Van Kampen American Capital New Jersey Tax Free Income Fund

     Van Kampen American Capital New York Tax Free Income Fund

     Van Kampen American Capital California Tax Free Income Fund

     Van Kampen American Capital Michigan Tax Free Income Fund

     Van Kampen American Capital Missouri Tax Free Income Fund

     Van Kampen American Capital Ohio Tax Free Income Fund

     Van Kampen American Capital High Yield Fund

     Van Kampen American Capital Short-Term Global Income Fund

     Van Kampen American Capital Strategic Income Fund

     Van Kampen American Capital Utility Fund

     Van Kampen American Capital Pennsylvania Tax Free Income Fund

     Van Kampen American Capital Balanced Fund

     Van Kampen American Capital Growth Fund

     Van Kampen American Capital Value Fund

     Van Kampen American Capital Great American Companies Fund

     Van Kampen American Capital Prospector Fund

     Van Kampen American Capital Aggressive Growth Fund

     Van Kampen American Capital Foreign Securities Fund

     Van Kampen American Capital Comstock Fund

     Van Kampen American Capital Corporate Bond Fund

     Van Kampen American Capital Emerging Growth Fund

     Van Kampen American Capital Enterprise Fund

     Van Kampen American Capital Equity Income Fund

     Van Kampen American Capital Global Managed Assets Fund

     Van Kampen American Capital Government Securities Fund


























     Van Kampen American Capital Government Target Fund

     Van Kampen American Capital Growth and Income Fund

     Van Kampen American Capital Harbor Fund

     Van Kampen American Capital High Income Corporate Bond Fund

     Van Kampen American Capital Life Investment Trust

         Van Kampen American Capital Asset Allocation Portfolio

         Van Kampen American Capital Domestic Income Portfolio

         Van Kampen American Capital Emerging Growth Portfolio

         Van Kampen American Capital Enterprise Portfolio

         Van Kampen American Capital Global Equity Portfolio

         Van Kampen American Capital Government  Portfolio

         Van Kampen American Capital Growth and Income Portfolio

         Van Kampen American Capital Money Market Portfolio

         Van Kampen American Capital Real Estate Securities Portfolio

     Van Kampen American Capital Limited Maturity Government Fund

     Van Kampen American Capital Pace Fund

     Van Kampen American Capital Real Estate Securities Fund

     Van Kampen American Capital Reserve Fund

     Van Kampen American Capital Small Capitalization Fund

     Van Kampen American Capital High Yield Municipal Fund

     Van Kampen American Capital Texas Tax Free Income Fund

     Van Kampen American Capital U.S. Government Trust for Income

     Van Kampen American Capital Global Equity Fund

     Van Kampen American Capital Global Government Securities Fund

2.   For Class A Shares Only:

     Van Kampen American Capital Tax Free Money Fund